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EXHIBIT 10.23

FORM OF
FOSSIL, INC.
RESALE RESTRICTION AGREEMENT

        This RESALE RESTRICTION AGREEMENT (the "Agreement") with respect to certain stock option award agreements (the "Award Agreements") issued under the 2004 Long-Term Incentive Plan of Fossil, Inc., as amended (the "Plan"), is made by and between Fossil, Inc., a Delaware corporation (the "Company"), and                                                   (the "Holder").

        WHEREAS, the Holder has been granted one or more options, which are currently unvested (the "Options"), to acquire shares of common stock of the Company (the "Shares") in such quantities and at the exercise prices set forth in Exhibit A hereto pursuant to the Award Agreements;

        WHEREAS, the Company's Compensation Committee has recently approved the acceleration of the vesting of the Options, subject to the Holder's agreement to the terms and conditions set forth in this Agreement; and

        WHEREAS, the Company and the Holder wish to impose certain resale restrictions on the Shares subject to the Options as provided herein on the terms and conditions contained herein.

        NOW, THEREFORE, it is agreed as follows:

        1.     The Holder acknowledges that he has reviewed this Agreement in full.

        2.     The Holder agrees that he or she will not directly or indirectly (including through any entity that the Holder controls or is affiliated with) sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from the foregoing resale restrictions (hereinafter referred to as the "Resale Restrictions").

        3.     The Holder agrees that the Shares identified in Exhibit A shall be subject to the Resale Restrictions. The Company and its transfer agent are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. Any attempted transfer by the Holder in breach of this Agreement shall be null and void. Any Shares subject to the Resale Restrictions may be retained in the physical custody of the Company or in an account at a securities brokerage firm designated by the Company, and may contain a restrictive legend, stop transfer order or other applicable restriction, all in the Company's sole discretion.

        4.     The Resale Restrictions shall lapse with respect to each grant in accordance with the schedule set forth in Exhibit A; provided, that in the event that the Award Agreement, the Plan or any other agreement between the Company and the Holder would otherwise have caused the acceleration of the vesting of the Options (if the Company's Compensation Committee had not already accelerated the Options as described above), then the Resale Restrictions shall earlier lapse on such date (including in the event that the Holder ceases to be employed by the Company or its subsidiaries by reason of his or her death).

        5.     In the event the Holder's employment with the Company is terminated for any reason other than death, the Resale Restrictions shall continue to apply to the Shares subject to the Options in accordance with the schedule set forth on Exhibit A (subject to their earlier lapse in accordance with Section 4 hereof).

        6.     This Agreement shall be effective as of November 16, 2005.

        7.     The Holder represents and warrants that he has full power to enter into this Agreement.

        8.     This Agreement, the Award Agreements and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. The Resale Restrictions contemplated by this Agreement shall not be deemed to supersede, but shall be in addition to any other restrictions applicable to the Shares set forth in the Award Agreements, the Plan and any other agreements between the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

        9.     This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party's signature.

FOSSIL, INC.	HOLDER
By:
Name:	Name:
Title:
Dated: , 2005	Dated: , 2005

EXHIBIT A

Grant Date	Exercise Price	Number of Option Shares	Date of Lapse of Resale Restrictions

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FORM OF FOSSIL, INC. RESALE RESTRICTION AGREEMENT
EXHIBIT A